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                              Verizon Florida Inc.

                                                                      EXHIBIT 12

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
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                                                              Six Months Ended
(Dollars in Millions)                                          June 30, 2002
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
Income before provision for income taxes                                $158.7
Interest expense                                                          52.8
Portion of rent expense representing interest                             11.1
Amortization of capitalized interest                                        .3
                                                              -----------------
Earnings, as adjusted                                                   $222.9
                                                              =================

Fixed charges:
Interest expense                                                        $ 52.8
Portion of rent expense representing interest                             11.1
Capitalized interest                                                        .6
                                                              -----------------
Fixed Charges                                                           $ 64.5
                                                              =================
Ratio of Earnings to Fixed Charges                                        3.46
                                                              =================
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